EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Corporation:

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Corporation's previously filed Registration Statements (i) on Form S-3 (File No. 333-07221) and (ii) on Form S-8 (File Nos. 33-64815 and 33-64817).


                                             ARTHUR ANDERSEN LLP

New York, New York
March 27, 1997